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                                                                     Exhibit 5.1



                                               __________, 2000


Beacon Power Corporation
6D Gill Street
Woburn, MA 01801

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by Beacon Power Corporation (the "Company") with the Securities and Exchange Commission on the date hereof in connection with the registration under the Securities Act of 1933, as amended, of ________ shares of common stock, $0.01 par value (the "Common Stock").

     In connection with this opinion, we have examined the following documents and records:

          (1) The Amended and Restated Certificate of Incorporation of the Company, as amended to date;

          (2)  The By-Laws of the Company, as amended to date;

          (3)  Specimen certificate of the Common Stock; and

          (4) All corporate minutes and proceedings of the Company relating to the issuance of the Common Stock being registered under the Registration Statement.

     We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

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     We are qualified to practice law in the Commonwealth of Massachusetts and we do not purport to express any opinion herein concerning any law other than the laws of the Commonwealth of Massachusetts and the federal law of the United States.

     Based upon such examination, it is our opinion that the Common Stock, when issued and paid for, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus which is part of the Registration Statement.


                                       Very truly yours,


                                       Edwards & Angell, LLP